Exhibit 99.3                                                   February 28, 2005


By Facsimile (914) 921-3700
---------------------------

Gabelli Asset Management Inc.
One Corporate Center
Rye, New York 10580
Attn: James E. McKee, Esq.

Dear Mr. McKee:

                  We refer to the $100,000,000 aggregate principal amount Convertible Promissory Note, dated August 14, 2001, as amended to date (the "Note"), issued by Gabelli Asset Management Inc. ("Gabelli") of which we are currently the record owner. Pursuant to the terms of the Note, we hereby exercise our option to cause Gabelli to purchase $50,000,000 principal amount of the Note on April 1, 2005 for a purchase price in cash equal to 100% of the principal amount of the Note being purchased plus accrued and unpaid interest thereon to but excluding April 1, 2005 (the "Put Consideration").

                  Please deliver the Put Consideration on April 1, 2005, by wire transfer in immediately available funds, to the account set forth below:

                  Federal Reserve Bank of Boston
                  ABA# 011001234
                  DDA #108111
                  Account Name: Cascade Privates
                  Account Number:  GTSF1015002

                                                    Sincerely,


                                                    Cascade Investment LLC


                                                    By:_______________________



cc:      Richard Prins, Esq.
         (Skadden, Arps, Slate, Meagher & Flom LLP)
         Facsimile: (212) 735-3000